Exhibit 23.1

           Consent of Independent Registered Public Accounting Firm

The Board of Directors
XL Generation International Inc.:

We consent to the use of our report dated October 18, 2005 and the accompanying financial statements in the Registration Statement of XL Generation International Inc. on Form SB-2 (the "Registration Statement") and related prospectus.

In addition, we consent to the reference to our firm under the heading "Experts" in the Registration Statement and related prospectus.

/s/ Paritz & Company, P.A.
PARITZ & COMPANY, P.A.
Hackensack, New Jersey

January 12, 2006